Rule 424(b)(3)
Registration Statement No. 333-106320
Pricing Supplement No. 09e
Dated September 28, 2004
(To Prospectus dated March 19, 2004 and
 Prospectus Supplement dated April 23, 2004)
INTERNATIONAL LEASE FINANCE CORPORATION
$1,500,000,000
Medium-Term Notes, Series P
Principal Amount:							$50,000,000.00
Issue Price:							$50,000,000.00
Net Proceeds to the Company:					$49,825,000.00
Agent:						BNP PARIBAS SECURITIES
CUSIP:								45974VZV3
Settlement Date:							10/01/04
Stated Maturity (date):						01/15/10
INTEREST RATE BASIS OR BASES:					3 Mo LIBOR
INITIAL INTEREST RATE:
INTEREST PAYMENT DATES:						1/15, 4/15, 7/15, 10/15
INTEREST RATE RESET PERIOD:					3 Month
INTEREST RATE RESET DATES:					2 bus. days prior
INDEX MATURITY:							3 Months
SPREAD:								40 bp
SPREAD MULTIPLIER:						N/A
MAXIMUM INTEREST RATE:						N/A
MINIMUM INTEREST RATE:						N/A
OVERDUE RATE:							N/A
REDEEMABLE BY THE COMPANY ON OR AFTER:			N/A
OPTIONAL REPAYMENT DATE:					N/A
FIXED RATE COMMENCEMENT DATE:					N/A
FIXED INTEREST RATE:						N/A
REPURCHASE PRICE:							N/A
OPTIONAL RESET DATES:						N/A
EXTENSION PERIODS:						N/A
FINAL MATURITY:							01/15/10
DESIGNATED LIBOR PAGE (check one):
LIBOR Reuters ____
LIBOR Telerate __X__
DESIGNATED CMT TELERATE PAGE (for CMT Notes only):
DESIGNATED CMT MATURITY INDEX (for CMT Notes only):
TYPE OF NOTE (check one):
Book-Entry Note __X__
Certificated Note ____
OTHER PROVISIONS: